News Release

FOR IMMEDIATE RELEASE	February 25, 2011

Rowan Reports Fourth Quarter 2010 Operating Results

HOUSTON, TEXAS – For the three months ended December 31, 2010, Rowan Companies, Inc. (“Rowan” or the “Company”) (NYSE: RDC) generated net income of $57.3 million or $0.45 per share, compared to $60.8 million or $0.53 per share in the fourth quarter of 2009.  Revenues were $458.8 million in the fourth quarter of 2010, compared to $399.8 million in the fourth quarter of 2009.

Results for the fourth quarter of 2010 included $5.7 million or $0.03 per share of net gains on debt redemptions and asset disposals, compared to $1.4 million or $0.01 per share of asset disposal gains in the fourth quarter of 2009.

For the year ended December 31, 2010, the Company generated net income of $280.0 million or $2.36 per share on revenues of $1.82 billion, compared to net income of $367.5 million or $3.24 per share on revenues of $1.77 billion in 2009.  The 2010 results included $4.5 million or $0.03 per share of net gains on debt redemptions and asset disposals, compared to $5.7 million or $0.03 per share of asset disposal gains in 2009.  The 2010 results also included a $42.0 million pre-tax charge in the first quarter, or $0.26 per share after tax, for estimated losses associated with non-conforming and slow-moving inventory items in the Company’s Drilling Products and Systems manufacturing segment.  The 2009 results included no such charges but included $25.4 million or $0.22 per share of tax benefits related to a third-party tax court ruling, which provided that certain foreign-source income is not taxable in the United States.  Excluding these charges and tax benefits and the gains described above, earnings were $307.8 million or $2.59 per share in 2010 and $338.3 million or $2.98 per share in 2009.

Rowan’s drilling operations generated revenues of $259.6 million in the fourth quarter of 2010, up by 2% over the prior-year quarter as the impact of offshore fleet additions and higher land rig utilization more than offset lower average day rates.  The Company’s gross drilling margin was 47% of revenues in the fourth quarter of 2010, down from 52% in the prior-year quarter.  Income from drilling operations was $55.3 million in the fourth quarter of 2010, down by 27% from the prior-year quarter.

Rowan’s manufacturing operations generated external revenues of $199.2 million in the fourth quarter of 2010, up by 38% over the prior-year quarter.  The Company’s gross manufacturing margin was 17% of revenues in the fourth quarter of 2010, unchanged from the prior-year quarter.  Income from manufacturing operations was $18.9 million in the fourth quarter of 2010, up by 108% from the prior-year quarter.

Matt Ralls, President and Chief Executive Officer, commented, “Our contract drilling operations provided solid results in the fourth quarter, exceeding consensus expectations primarily due to continued success in managing our costs.  Similarly, our manufacturing results were above expectations, with the out-performance again led by the mining products group.  We expect demand for our mining products to continue to strengthen in 2011.

2800 Post Oak Blvd., Suite 5450,  Houston, Texas 77056
Tel: (713) 621-7800  Fax: (713) 960-7509

“The current jack-up newbuilding cycle appears to be gaining momentum, with several contractors ordering new higher specification jack-ups in response to increasingly demanding drilling requirements.  Rowan’s strategy has been to stay at the front of this trend, with six high-spec jack-ups delivered over the past year, three more scheduled for delivery in 2011 and an industry-leading share of the high-spec jack-up market going forward.  We expect LeTourneau’s drilling products segment, which has been experiencing an increase in jack-up inquiries and quotation activity, to benefit from this trend through new kit and equipment package orders.

“We have repeatedly stated that our strategy is to separate LeTourneau from Rowan when suitable market conditions exist.  We believe favorable conditions now exist and expect to begin a process soon to either spin off or sell our manufacturing operations.  Likewise, the land rig market in the US has been strengthening, particularly for more capable land rigs like those that characterize the Rowan fleet, and we expect to begin a process to monetize this business in the near future as well.  As always, we will look at all alternatives for both businesses with the objective of maximizing shareholder value.”

Rowan will conduct its earnings conference call on Friday, February 25, 2011, at 10:00 a.m. Central Time.  Interested parties are invited to listen to the call by telephone or over the Internet.  Individuals who wish to participate on the conference call by telephone can dial (877) 869-3847, or internationally (201) 689-8261.  Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan’s website at www.rowancompanies.com.  You should connect to our website at least 15 minutes prior to the conference call to register, download and install any necessary software.

Rowan Companies, Inc. is a major provider of international and domestic contract drilling services.  The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries.  The Company’s stock is traded on the New York Stock Exchange.  Common Stock trading symbol: RDC.  For more information on Rowan, please visit www.rowancompanies.com.

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company.  Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations.  Other relevant factors have been disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.

Contact:
Suzanne M. McLeod
Director of Investor Relations
(713) 960-7517
smcleod@rowancompanies.com

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	DECEMBER 31,
	2010	2009

ASSETS

Cash and cash equivalents	$437.5	$639.7
Restricted cash	15.2	-
Accounts receivable	417.9	343.6
Inventories	347.9	451.7
Other current assets	106.3	114.8
Total current assets	1,324.8	1,549.8
Property, plant and equipment - net	4,793.4	3,579.5
Other assets	99.3	81.4
TOTAL	$6,217.5	$5,210.7

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$52.2	$64.9
Accounts payable	116.9	124.6
Other current liabilities	360.2	378.8
Total current liabilities	529.3	568.3
Long-term debt	1,133.7	787.5
Other liabilities	802.2	744.5
Stockholders'equity	3,752.3	3,110.4
TOTAL	$6,217.5	$5,210.7

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS		TWELVE MONTHS
	ENDED DECEMBER 31		ENDED DECEMBER 31
	2010	2009	2010	2009

REVENUES	$458.8	$399.8	$1,819.2	$1,770.2

COSTS AND EXPENSES:
Operations	301.1	242.1	1,066.3	1,000.7
Depreciation and amortization	47.3	44.6	186.6	171.4
Selling, general and administrative	36.0	29.4	132.6	102.8
Loss (gain) on disposals of property and equipment	0.2	(1.4)	0.8	(5.7)
Material charge for manufacturing inventories	-	-	42.0	-
Total	384.6	314.7	1,428.3	1,269.2
INCOME FROM OPERATIONS	74.2	85.1	390.9	501.0
Net interest and other income (expense)	3.5	(3.1)	(11.9)	0.1
INCOME BEFORE INCOME TAXES	77.7	82.0	379.0	501.1
Provision for income taxes	20.4	21.2	99.0	133.6
NET INCOME	$57.3	$60.8	$280.0	$367.5

NET INCOME PER DILUTED SHARE	$0.45	$0.53	$2.36	$3.24

AVERAGE DILUTED SHARES	127.0	114.0	118.8	113.6

NOTE:  See pages 6 and 7 for supplemental operating information.

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED  STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	TWELVE MONTHS
	ENDED DECEMBER 31
	2010	2009
CASH PROVIDED BY (USED IN):
Operations:
Net income	$280.0	$367.5
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	186.6	171.4
Deferred income taxes	45.2	15.8
Gain on disposals of assets	0.8	(5.7)
Other - net	30.7	12.9
Net changes in current assets and liabilities	(22.1)	7.1
Net changes in other noncurrent assets and liabilities	(13.0)	(24.9)
Net cash provided by operations	508.2	544.1

Investing activities:
Property, plant and equipment additions	(490.6)	(566.4)
Proceeds from disposals of property, plant and equipment	3.3	8.6
Net cash used in acquisition of SKDP	(17.7)	-
Increase in Restricted cash	(15.2)	-
Net cash used in investing activities	(520.2)	(557.8)

Financing activities:
Proceeds from borrowings	395.5	491.7
Repayments of borrowings	(594.0)	(64.9)
Proceeds from equity compensation plans and other	8.3	4.2
Net cash provided by (used in) financing activities	(190.2)	431.0

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(202.2)	417.3
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	639.7	222.4
CASH AND CASH EQUIVALENTS, END OF PERIOD	$437.5	$639.7

ROWAN COMPANIES, INC.
SUPPLEMENTAL DRILLING INFORMATION
Unaudited (dollars in millions, except where otherwise indicated )

	THREE MONTHS ENDED
	December 31, 2010				September 30, 2010				December 31, 2009
	$ (a)	Elims.	$ (b)	% Revs.	$ (a)	Elims.	$ (b)	% Revs.	$ (b)	% Revs.

DRILLING OPERATIONS:
Revenues	$259.6		$259.6	100	$289.9		$289.9	100	$255.3	100
Operating costs (excluding items shown below)	(137.4)	$0.7	(136.7)	(53)	(142.6)	$0.9	(141.7)	(49)	(121.7)	(48)
Depreciation and amortization expense	(45.4)	1.6	(43.8)	(17)	(44.6)	1.6	(43.0)	(15)	(40.6)	(16)
Selling, general and administrative expenses (c)	(23.6)		(23.6)	(9)	(21.6)		(21.6)	(7)	(18.5)	(7)
Gain (loss) on sale of property and equipment	(0.2)		(0.2)	(0)	(0.7)		(0.7)	(0)	1.5	1
Income from operations	$53.0	$2.3	$55.3	21	$80.4	$2.5	$82.9	29	$76.0	30
EBITDA (d)	$98.6	$0.7	$99.3	38	$125.7	$0.9	$126.6	44	$115.1	45

OFFSHORE RIG DAYS:
Operating			1,437				1,580		1,277
Available			2,208				2,208		2,024
Utilization			65%				72%		63%

LAND RIG DAYS:
Operating			2,316				2,322		1,747
Available			2,760				2,760		2,944
Utilization			84%				84%		59%

AVERAGE DAY RATES (in thousands):
Gulf of Mexico rigs			$126.6				$126.2		$123.3
Middle East rigs			132.0				131.2		164.2
North Sea rigs			175.7				194.9		195.9
All offshore rigs			142.5				147.3		167.7
Land rigs			21.0				21.0		21.8

(a)	Amounts include effects of intercompany transactions between drilling and manufacturing operations.

(b)	Amounts exclude effects of intercompany transactions.

(c)	Amounts include corporate SG&A costs that are allocated between operating segments.

(d)	EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.

We measure EBITDA as operating income plus depreciation and any loss on sale, less any gain on sale.

ROWAN  COMPANIES,  INC.
SUPPLEMENTAL  MANUFACTURING  INFORMATION
Unaudited  (dollars  in  millions)

	THREE MONTHS ENDED
	December 31, 2010					September 30, 2010					December 31, 2009
	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$ (b)	% Revs.

MANUFACTURING OPERATIONS:
Revenues	$256.7	100	$(57.5)	$199.2	100	$197.4	100	$(49.4)	$148.0	100	$144.5	100
Operating costs (excluding items shown below)	(206.1)	(80)	41.7	(164.4)	(83)	(160.5)	(81)	35.2	(125.3)	(85)	(120.4)	(83)
Depreciation and amortization expense	(3.5)	(1)		(3.5)	(2)	(4.3)	(2)		(4.3)	(3)	(4.0)	(3)
Selling, general and administrative expenses (c)	(12.4)	(5)		(12.4)	(6)	(13.1)	(7)		(13.1)	(9)	(10.9)	(8)
Loss on sale of property and equipment	-	-		-	-	-	-		-	-	(0.1)	(0)
Income from operations	$34.7	14	$(15.8)	$18.9	9	$19.5	10	$(14.2)	$5.3	4	$9.1	6
EBITDA (d)	$38.2	15	$(15.8)	$22.4	11	$23.8	12	$(14.2)	$9.6	6	$13.2	9

REVENUES:
Drilling Products and Systems	$167.8	65	$(57.5)	$110.3	55	$127.4	65	$(49.4)	$78.0	53	$98.0	68
Mining, Forestry and Steel Products	88.9	35	-	88.9	45	70.0	35	-	70.0	47	46.5	32
Total	$256.7	100	$(57.5)	$199.2	100	$197.4	100	$(49.4)	$148.0	100	$144.5	100

MANUFACTURING BACKLOG:
Drilling Products and Systems	$232.8		$(83.2)	$149.6		$332.8		$(132.7)	$200.1		$331.5
Mining, Forestry and Steel Products	149.7		-	149.7		66.8		-	66.8		81.9
Total	$382.5		$(83.2)	$299.3		$399.6		$(132.7)	$266.9		$413.4

(a)	Amounts include effects of intercompany transactions between manufacturing and drilling operations.

(b)	Amounts exclude effects of intercompany transactions.

(c)	Amounts include corporate SG&A costs that are allocated between operating segments.

(d)	EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.

We measure EBITDA as operating income plus depreciation and any loss on sale, less any gain on sale.